Exhibit 99.1

            The Middleton Doll Company Reports First Quarter Results

     PEWAUKEE, Wis.--(BUSINESS WIRE)--May 12, 2005--The Middleton Doll Company (OTCBB:DOLL) today reported a net loss of $352,955 or $0.09 per diluted share for the first quarter of 2005, compared to a net loss of $720,936 or $0.19 per diluted share for the first quarter of 2004. For the first quarter of 2005, the company's consumer products segment reported a net loss of $1,000,179 and the financial services segment reported a profit of $647,224.
     "This spring, we opened 12 Newborn Nursery(R) Adoption Center boutiques within selected Saks Department Store Group locations, increasing our total to
20. The sales from the Saks Department Store Group boutiques offset a decline in sales of our Artist Studio Collection(R) dolls in the first quarter. Our collectible dolls continue to suffer from the decline in collectibles across the market and intense pricing competition from dolls produced in China," said George R. Schonath, president and chief executive officer of The Middleton Doll Company. "Our other consumer products subsidiary, License Products, Inc., reported a slight increase in sales in the first quarter."
     "Our gross margins improved substantially in the first quarter. The margin for the consumer products segment increased from 39% to 43% in the first quarter of 2005 and the gross margin for our Lee Middleton Original Dolls subsidiary increased from 41% to 52%. The improvement in gross margins reflects the cost benefits of moving production of our collectible dolls to China in July 2004," said Schonath. He noted that operating expenses included one-time start-up fees for the Newborn Nurseries that opened during the quarter.
     "Lee Middleton introduced nine new collectible dolls in April 2005, including three new faces representing different cultures designed by award-winning artist Reva Schick. A new Artist Studio Collection doll named "Bunny Soft" is the first full-sized newborn to feature our New Baby Skin(TM), which is an incredibly lifelike vinyl that feels soft like a real newborn's skin. The recently introduced dolls are designed to appeal to both longtime and new doll collectors," said Schonath.
     Schonath said the financial services segment sold four properties and average loans outstanding decreased by $20 million in the first quarter of 2005. "We are continuing to carry out our plan to convert loans and leased properties to cash to reduce our outstanding debt so that we can redeem our $16.9 million of preferred stock in July 2008," said Schonath.

     The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include, but are not limited to, (i) the continuing effect of adverse economic conditions, (ii) the effect of increasing competition in the collectible doll market and (iii) the effect of not reaching the Company's goal to expand to 100 boutiques over a three-year period. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


               The Middleton Doll Company news releases are available on-line 24 hours a day at:
                  http://www.middletondollcompany.com



                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------
                                               Three months ended
                                         March 31, 2005 March 31, 2004
                                         -------------- --------------
Consumer Products:
Net sales                                   $2,908,898     $2,824,048
Cost of sales                                1,661,842      1,730,324
                                         -------------- --------------
     Gross profit                            1,247,056      1,093,724

Other expenses (income):
     Operating expenses                      2,071,832      1,882,692
     Interest/rental expense to parent         214,181        185,948
     Management fees to parent                       -        114,000
     Other expense (income)                    (38,778)       (82,733)
     Minority interest in earnings of
      subsidiary                                     -        (10,008)
                                         -------------- --------------
        Total other expenses                 2,247,235      2,089,899
                                         -------------- --------------

Net loss                                   $(1,000,179)     $(996,175)
                                         ============== ==============

Financial Services:
Net rental/interest income:
     Interest on loans                        $459,235       $663,222
     Rental income                             534,849        715,459
     Interest/rental income from
      subsidiary                               214,181        185,948
     Interest expense                         (454,884)      (600,708)
                                         -------------- --------------
        Total net rental/interest income       753,381        963,921
Other income:
     Other income                               12,428         12,545
     Management fees from subsidiary                 -        114,000
     Gain on sale of property                  769,424              -
                                         -------------- --------------
          Total other income                   781,852        126,545
Other expenses:
     Depreciation expense on leased
      properties                               101,758        174,453
     Other operating expenses                  353,773        414,499
     Income tax expense                        206,203              -
                                         -------------- --------------
          Total other expenses                 661,734        588,952

Preferred stock dividends expense              226,275        226,275
                                         -------------- --------------

Net income                                    $647,224       $275,239
                                         ============== ==============

STATEMENTS OF OPERATIONS - COMBINED
Net (loss) income:
     Consumer products                     $(1,000,179)     $(996,175)
     Financial services                        647,224        275,239
                                         -------------- --------------
Net (loss) income available to common
 shareholders                                $(352,955)     $(720,936)

(Loss) Earnings Per Share - Basic               $(0.09)        $(0.19)
(Loss) Earnings Per Share - Diluted             $(0.09)        $(0.19)

Average shares outstanding - Basic           3,727,589      3,727,589
Average shares outstanding - Diluted         3,727,589      3,727,589


     CONTACT: The Middleton Doll Company
              George R. Schonath, 262-523-4300